UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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The FAQ attached below may be distributed on May 10, 2019 by Buckeye Partners, L.P. to its employees.

Employee SharePoint FAQ

GENERAL

1.              What was announced?

•                  Buckeye has entered into a definitive agreement to be acquired by entities affiliated with IFM Global Infrastructure Fund (IFM), one of the world’s leading long-term infrastructure investment funds.

•                  Buckeye has been a publicly traded limited partnership for many years. With this transaction, Buckeye will become a privately held company.

•                  Buckeye unitholders will receive $41.50 in cash for each Buckeye unit.

•                  This values the transaction at approximately $10.3 billion.

•                  The transaction is subject to required regulatory and unitholder approvals and other customary closing conditions.

•                  The transaction is expected to close in the fourth quarter of 2019.

2.              Why is Buckeye selling to IFM?

•                  Buckeye’s leadership has continuously evaluated opportunities to maximize unitholder value. The review of strategic options that we announced in Q2 2018, the results of which we announced in November 2018 and resulted in two separate sales transactions, was a positive step that created value for our unitholders.

•                  Following the close of those two transactions, Buckeye’s Board of Directors, Executive Team and advisors continued to evaluate the best options for the company, and following a detailed review of IFM’s offer, our Board concluded that it is in the best interest of Buckeye.

•                  With its attractive premium, the transaction with IFM more appropriately reflects the value of Buckeye’s underlying assets than its recent public market valuation.

•                  Buckeye, as a private company in the IFM portfolio, expects to continue to pursue strategies and investments that are in the long-term best interest of its employees as well as its customers and owners.

3.              Why is now the right time to go sell?

•                  IFM’s acquisition of Buckeye will allow unitholders to directly benefit from the growing dislocation between private market assets and public valuations.

•                  Expectations have been redefined in the public MLP market around how to finance growth, moving to a self-funding equity financing model with increased distribution coverage and reduced leverage.

•                  MLP investor fund flows have weakened public market multiples, resulting in the under-valuation of Buckeye’s units.

•                  Conversely, strong private equity and infrastructure fund interest in midstream assets have driven high multiples on private transactions, as demonstrated by the recent sale of our VTTI interests and package of domestic refined product pipeline and terminal assets.

4.              Will the company be changing its name?

•                  No. Honoring Buckeye’s storied 133-year history, the company will remain Buckeye and we expect that as a portfolio company of IFM it will continue to operate in much the same way it always has.

5.              Who is IFM and why are they interested in acquiring Buckeye?

•                  Founded in 1995 as a consortium of Australian pension funds, universities, foundations and other institutional investors, IFM has over 20 years’ experience investing in more than 30 infrastructure assets in the United States and around the world.

•                  With $90 billion of assets under management as of 3/31/19, IFM has a strong track record of supporting portfolio companies and providing additional capital expenditure to fund their further growth.

•                  IFM recognizes and values the stability and growth of Buckeye’s business model, organization and its people.

6.              Why did Buckeye choose IFM?

•                  Buckeye’s leadership has continuously evaluated opportunities to maximize unitholder value. The review of strategic options that we announced in Q2 2018, the results of which we announced in November 2018 and resulted in two separate sales transactions, was a positive step that created value for our unitholders

•                  Following the close of those two transactions, Buckeye’s Board of Directors, Executive Team and advisors continued to evaluate the best options for the company, and following a detailed review of IFM’s offer, our Board concluded that it is in the best interest of Buckeye.

•                  IFM is an experienced, long-term investor with over 20 years’ experience investing in more than 30 infrastructure assets in the United States and around the world.

•                  IFM has a strong track record of supporting portfolio companies and providing additional capital expenditure to fund their further growth.

•                  IFM’s investment in Buckeye is expected to allow our business to continue to grow and thrive in an evolving market landscape, allowing for increased opportunity for Buckeye’s employees and more certainty for our customers.

•                  Buckeye, as a private company in the IFM portfolio, expects to continue to pursue strategies and investments that are in the long-term best interest of its employees as well as its customers and owners.

7.              Will IFM be an active or passive owner? If active, is IFM committed to Buckeye’s current strategy?

•                  It will remain business as usual at Buckeye following the close of the transaction.

•                  IFM is confident in Buckeye’s long-term strategy and supports Buckeye’s current senior management team.

•                  IFM and Buckeye plan to maintain Buckeye’s operational footprint, and there are no plans for facility closures or relocations as a result of this transaction.

•                  We do not anticipate any major operational changes or disruptions to our customer and partner relationships as a result of this transaction, nor do we foresee any interruptions to the services our customers rely on.

8.              Will there be any management changes?

•                  IFM is confident in Buckeye’s current senior management team and does not anticipate changes as a result of the transaction.

9.              Has IFM indicated whether they will divest any current Buckeye assets?

•                  It will remain business as usual at Buckeye following the close of the transaction.

•                  IFM and Buckeye plan to maintain Buckeye’s operational footprint, and there are no plans for facility closures or relocations as a result of this transaction.

10.       What are the next steps in the transaction process, and what approvals are needed?

•                  We expect the transaction to close in the fourth quarter of 2019.

•                  Closing is contingent on:

•                  Buckeye unitholder approval

•                  Other customary closing conditions

11.       How likely is it that the deal will close?

•                  We believe our unitholders will share our view of the merits of the transaction and we expect to work expeditiously to secure the required unitholder and regulatory clearances to enable us to close the transaction.

•                  We do not have a specific timeframe beyond our expectation that the transaction will close in the fourth quarter of 2019; however, we will continue to keep you informed throughout the process and communicate any important developments.

12.       How will the new ownership impact customer / business partner / distributor / supplier relationships and contracts with Buckeye?

•                  It will remain business as usual at Buckeye following the close of the transaction.

•                  We do not anticipate any major operational changes or disruptions to our customer and partner relationships as a result of this transaction, nor do we foresee any interruptions to the services our customers rely on.

•                  Management has developed communication vehicles and schedules to inform select customers.

NEXT STEPS

1.              What does selling to IFM mean for Buckeye employees?

•                  IFM’s investment in Buckeye is expected to allow our business to continue to grow and thrive in an evolving market landscape, allowing for increased opportunity for Buckeye’s employees.

•                  Buckeye, as a private company in the IFM portfolio, expects to continue to pursue strategies and investments that are in the long-term best interest of its employees as well as its customers and owners.

•                  Things will be business as usual. There are no planned changes to jobs or responsibilities. As always, safety remains our highest priority, and we should remain focused on our day-to day duties.

•                  We have announced a solid first quarter performance, and we will continue to execute on our strategic plan for 2019 and 2020.

2.              Does anything change for me?

•                  You should operate as you have always done and will continue to report to the same supervisor/manager.  It is critical that you continue to remain focused and do a great job for our customers, employees and unitholders. As always, safety remains our highest priority.

3.              When will Buckeye employees meet IFM management?

•                  We will keep you informed as these opportunities arise.

JOBS, COMPENSATION & BENEFITS

1.              Will being acquired result in a reduction in workforce?

•                  IFM recognizes Buckeye’s talented workforce and is committed to being a supportive steward of all the company’s assets, first and foremost its employees.

•                  We do not anticipate a reduction in workforce as a result of this transaction.

2.              Do I still have a long-term career with this company?

•                  Yes. This is an exciting time for Buckeye, and growth for the company means additional opportunities for all of us.

•                  IFM’s investment in Buckeye is expected to allow our business to continue to grow and thrive in an evolving market landscape, allowing for increased opportunity for Buckeye’s employees.

•                  Buckeye, as a private company in the IFM portfolio, expects to continue to pursue strategies and investments that are in the long-term best interest of its employees as well as its customers and owners.

3.              Does IFM plan to close or downsize any of Buckeye’s offices or worksites in Texas or Pennsylvania? Or does IFM intend to ask any employees to relocate?

•                  IFM and Buckeye plan to maintain Buckeye’s operational footprint, and there are no plans for facility closures or relocations as a result of this transaction.

4.              Are there any commitments from IFM to continue investing in Buckeye or the communities in which its employees live and work?

•                  IFM recognizes Buckeye’s talented workforce and is committed to being a supportive steward of all the company’s assets, first and foremost its employees.

•                  Buckeye has a long history of giving back to the community in the Lehigh Valley, Houston, and elsewhere. Under IFM’s ownership, that commitment is not expected to change.

5.              How will Buckeye employee compensation programs and benefits be affected?

•                  IFM recognizes that Buckeye’s people are key to our long-term success, and they’re committed to continuing to offer compensation programs and benefits that are comparable and competitive in the markets in which we operate.

•                  Additional information will be provided at a later date.

6.              Will there be any changes to the vacation policy?

•                  No, as of right now there are no planned changes to the vacation policy. You are eligible to take earned vacation but, as always, should obtain prior supervisory approval.

ADDITIONAL RESOURCES

1.              Who should employees talk to if they have questions?

•                  Should you have additional questions, please feel free to reach out to senior leadership, including your Business Unit President, or email whatsthedeal@Buckeye.com.

2.              Can we talk about this outside the company? How should I handle unitholder, customer or media inquiries?

•                  Any inquiries from customers or suppliers should be referred to your Business Unit President.

•                  If you are contacted by media or unitholders, please do not comment and pass all information to Kevin Goodwin at kgoodwin@Buckeye.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Buckeye Partners, L.P. (“Buckeye”). In connection with the proposed acquisition, Buckeye intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. Holders of Buckeye’s LP Units (the “Unitholders”) are urged to read all relevant documents filed with the SEC, including Buckeye’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and Unitholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Buckeye at http://www.buckeye.com/InvestorCenter/SECFilings/tabid/222/Default.aspx or by directing a request to Buckeye’s Investor Relations Department at 800-422-2825 or irelations@buckeye.com.

Participants in the Solicitation

Buckeye and its respective directors, executive officers, general partners, limited partners and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Buckeye’s Unitholders in favor of the proposed transaction.  Information about the directors and executive officers of Buckeye’s general partner is set forth in Buckeye’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Limited Partners, which was filed with the SEC on April 17, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Buckeye’s Unitholders generally, will also be included in Buckeye’s proxy statement relating to the proposed transaction, when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this communication includes “forward-looking statements.” All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts, are forward-looking statements. Such statements use forward-looking words such as “proposed,” “anticipate,” “project,” “potential,” “could,” “should,” “continue,” “estimate,” “expect,” “may,” “believe,” “will,” “plan,” “seek,” “outlook” and other similar expressions that are intended to identify forward-looking statements, although some forward-looking statements are expressed differently. These statements discuss future expectations and contain projections. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which Buckeye is subject, including those governing pipeline tariff rates and those that permit the treatment of Buckeye as a partnership for federal income tax purposes; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) changes in the marketplace for Buckeye’s products or services, such as increased competition, changes in product flows, better energy efficiency or general reductions in demand; (iv) adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; (v) shutdowns or interruptions at Buckeye’s pipeline, terminalling, storage and processing assets or at the source points for the products Buckeye transports, stores or sells; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of Buckeye’s assets; (vii) volatility in the price of liquid petroleum products; (viii) nonpayment or nonperformance by Buckeye’s customers; (ix) Buckeye’s ability to integrate acquired assets with its existing assets and to realize anticipated cost savings and other efficiencies and benefits; (x) Buckeye’s ability to successfully complete its organic growth projects and to realize the anticipated financial benefits; (xi)

the risk that the proposed merger with Hercules Intermediate Holdings LLC may not be completed in a timely manner or at all; (xii) Buckeye’s failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Hercules Intermediate Holdings LLC by Buckeye’s Unitholders; (xiii) the possibility that competing offers or acquisition proposals for Buckeye will be made; (xiv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger dated May 10, 2019, between Hercules Intermediate Holdings LLC, Hercules Merger Sub LLC, Buckeye, Buckeye Pipe Line Services Company and Buckeye GP LLC (the “Merger Agreement”), including in circumstances which would require Buckeye to pay a termination fee or other expenses; (xvi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Buckeye’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (xvii) risks related to diverting management’s attention from Buckeye’s ongoing business operations; (xviii) the risk that Unitholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs to defend or resolve; (xix) the possibility that long-term financing for the proposed acquisition may not be available on favorable terms, or at all; and (xx) the cautionary discussion of risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC on February 15, 2019) and other risk factors identified herein or from time to time in Buckeye’s periodic filings with the SEC. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of Buckeye’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this communication are qualified by these cautionary statements, and Buckeye cannot assure you that actual results or developments that it anticipates will be realized or, even if substantially realized, will have the expected consequences to or effect on Buckeye or its business or operations.

The forward-looking statements contained in this communication speak only as of the date hereof. Although the expectations in the forward-looking statements are based on Buckeye’s current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, Buckeye undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All forward-looking statements attributable to Buckeye or any person acting on Buckeye’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication and in Buckeye’s future periodic reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication may not occur.